Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use of our report, dated February 12, 1999, relating to the consolidated financial statements of GB&T Bancshares,Inc. and subsidiary for the two years ended December 31, 1998, included in this Annual Report on Form 10-KSB and incorporated by reference in the previously filed Registration Statement of GB&T Bancshares, Inc. on Form S-3D (File Number 333-674197).


                                 /s/ Mauldin & Jenkins, LLc

Atlanta, Georgia
March 31, 1999